                                                                     EXHBIT 12.1

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)

                                                                                   SIX MOS.  SIX MOS.
                                                                                    ENDED     ENDED
                                           YEARS ENDED SEPTEMBER 30,               MARCH 31, MARCH 31,
                               ------------------------------------------------
                                 1992      1993      1994      1995      1996        1996      1997
                               --------  --------  --------  --------  --------   ---------  ---------
                                         (In thousands, except ratios)
Earnings:
Pretax income................. $111,091  $184,011  $240,001  $279,606  $  392,027  $190,027  $238,802
                               --------  --------  --------  --------  ----------  --------  --------
Add:
 Interest incurred on:
   Senior indebtedness........   33,224    36,246    50,292    55,985      69,033    33,066    42,900
   Subordinated notes.........    3,941        --        --        --          --        --        --
                               --------  --------  --------  --------  ----------  --------  --------
   Total interest incurred....   37,165    36,246    50,292    55,985      69,033    33,066    42,900
                               --------  --------  --------  --------  ----------  --------  --------
Dividends paid on preferred
 securities of grantor trusts.       --        --        --     1,673      20,235     9,893    20,194
                               --------  --------  --------  --------  ----------  --------  --------
Total earnings................ $148,256  $220,257  $290,293  $337,264  $  481,295  $232,986  $301,896
                               ========  ========  ========  ========  ==========  ========  ========
Fixed charges:
Interest incurred on:
 Senior indebtedness.......... $ 33,224  $ 36,246  $ 50,292  $ 55,985  $   69,033  $ 33,066  $ 42,900
 Subordinated notes...........    3,941        --        --        --          --        --        --
                               --------  --------  --------  --------  ----------  --------  --------
 Total interest incurred......   37,165    36,246    50,292    55,985      69,033    33,066    42,900
Dividends paid on preferred
 securities of grantor trusts.       --        --        --     1,673      20,235     9,893    20,194
                               --------  --------  --------  --------  ----------  --------  --------
Total fixed charges........... $ 37,165  $ 36,246  $ 50,292  $ 57,658      89,268  $ 42,959  $ 63,094
                               ========  ========  ========  ========  ==========  ========  ========
Ratio of earnings to fixed
 charges (excluding interest
 incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)..............   4.0x      6.1x      5.8x      5.8x       5.4x       5.4x      4.8x
                               --------  --------  --------  --------  ----------  --------  --------

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)
                                  (CONTINUED)

                                                                                   SIX MOS.  SIX MOS.
                                                                                    ENDED     ENDED
                                           YEARS ENDED SEPTEMBER 30,               MARCH 31, MARCH 31,
                               ------------------------------------------------
                                 1992      1993      1994      1995      1996        1996      1997
                               --------  --------  --------  --------  --------   ---------  ---------
                                         (In thousands, except ratios)
Earnings:
Pretax income................. $111,091  $184,011  $240,001  $279,606  $  392,027  $190,027  $238,802
                               --------  --------  --------  --------  ----------  --------  --------
Add:
 Interest incurred on:
   Fixed annuity contracts....  362,094   308,910   254,464   258,730     410,269   157,684   256,999
   Guaranteed investment
    contracts.................  140,114   136,984   150,424   213,340     252,027   121,342   143,495
   Trust deposits.............    4,256     8,438     8,516    10,519       9,968     5,123     4,960
   Senior indebtedness........   33,224    36,246    50,292    55,985      69,033    33,066    42,900
   Subordinated notes.........    3,941        --        --        --          --        --        --
                               --------  --------  --------  --------  ----------  --------  --------
   Total interest incurred....  543,629   490,578   463,696   538,574     741,297   317,215   448,354
                               --------  --------  --------  --------  ----------  --------  --------

Dividends paid on preferred
 securities of grantor trusts.       --        --        --     1,673      20,235     9,893    20,194
                               --------  --------  --------  --------  ----------  --------  --------
Total Earnings................ $654,720  $674,589  $703,697  $819,853  $1,153,559  $517,135  $707,350
                               ========  ========  ========  ========  ==========  ========  ========
Fixed charges:
Interest incurred on:
 Fixed annuity contracts...... $362,094  $308,910  $254,464  $258,730  $  410,269  $157,684  $256,999
 Guaranteed investment
  contracts...................  140,114   136,984   150,424   213,340     252,027   121,342   143,495
 Trust deposits...............    4,256     8,438     8,516    10,519       9,968     5,123     4,960
 Senior indebtedness..........   33,224    36,246    50,292    55,985      69,033    33,066    42,900
 Subordinated notes...........    3,941        --        --        --          --        --        --
                               --------  --------  --------  --------  ----------  --------  --------
 Total interest incurred......  543,629   490,578   463,696   538,574     741,297   317,215   448,354
Dividends paid on preferred
 securities of grantor trusts.       --        --        --     1,673      20,235     9,893    20,194
                               --------  --------  --------  --------  ----------  --------  --------
Total fixed charges........... $543,629  $490,578  $463,696  $540,247  $  761,532  $327,108  $468,548
                               ========  ========  ========  ========  ==========  ========  ========

                                SUNAMERICA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
     (INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT
                         CONTRACTS AND TRUST DEPOSITS)
                                  (CONTINUED)

                                                                                   SIX MOS.  SIX MOS.
                                                                                    ENDED     ENDED
                                           YEARS ENDED SEPTEMBER 30,               MARCH 31, MARCH 31,
                               ------------------------------------------------
                                 1992      1993      1994      1995      1996        1996      1997
                               --------  --------  --------  --------  --------   ---------  ---------
                                         (In thousands, except ratios)
Ratio of earnings to fixed
 charges (including interest
 incurred on fixed
 annuities, guaranteed
 investment contracts and
 trust deposits)..............   1.2x      1.4x      1.5x      1.5x       1.5x       1.6x      1.5x
                               --------  --------  --------  --------  ----------  --------  --------

                                       3